UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2007

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2007, the Board of Directors of Cabot Corporation ("Cabot") amended Cabot’s Senior Management Severance Protection Plan (the "Severance Plan"), which provides benefits to members of Cabot’s senior management in the event of a change in control and a subsequent termination of employment under circumstances defined in the Severance Plan. The following amendments were made:

 The severance benefit payable under the Severance Plan was decreased to one times base salary plus bonus from two times base salary plus bonus.
 The health and welfare benefit continuation period was decreased to one year from two years.
 A new provision was added requiring Cabot to make a gross-up payment to a participant in the event any payment or benefit made to the participant under the Severance Plan will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code"). The gross-up payment is to be in an amount sufficient to make the participant whole for all taxes (including withholding taxes) and any associated interest and penalties imposed as a result of Section 4999 of the Code.
 The definition of an "eligible employee" was amended to mean employees designated by the Compensation Committee of the Board of Directors.
 The protection period following a change in control was reduced to two years from three years.

The Compensation Committee of the Board of Directors has designated 24 employees as eligible employees under the Severance Plan.

The Severance Plan provides that any amendment to the Severance Plan that adversely affects the benefits or protections of any individual who is a participant as of the date of the amendment will not be effective if a change in control occurs within one year of the amendment. Accordingly, if a change in control of Cabot were to occur within one year from January 12, 2007, the two times salary and bonus benefit, the two year period for health and welfare benefit continuation, and the three year protection period would still be applicable to any individual who was a participant in the Severance Plan at the time of the amendment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2007, Cabot’s Board of Directors, upon the recommendation of the Governance and Nominating Committee of the Board, adopted the following amendments to Cabot’s by-laws:

 Section 2.6 was amended to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority voting standard, a nominee for director shall be elected to the Board if the votes properly cast for such nominee’s election exceed the votes properly cast against such nominee’s election. Abstentions will not count as votes cast. Directors will continue to be elected by plurality vote at any meeting of stockholders for which (i) Cabot receives a notice that a stockholder has nominated a person for election as a director in compliance with the provisions for advance notice of nominations in Section 2.12 of the by-laws and (ii) such nomination has not been withdrawn on or prior to the tenth day preceding the date on which Cabot mails notice of the meeting to the stockholders.

 The advance notice requirements for stockholder nominees for director, which had been set forth in Section 3.5 of the by-laws, were added to Section 2.12 and Section 3.5 was deleted. In addition, the advance notice requirements were amended to expand the information a stockholder must provide regarding the nominee in its notice to Cabot. Specifically, the notice must now include a statement signed by the nominee confirming that, if elected, he or she will comply with Cabot’s Global Ethics and Compliance Standards, Policy on Transactions in Securities, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to Cabot’s directors.

 In making these changes, a new Section 2.6 was added, and previous Sections 2.6 through 2.11 were renumbered Sections 2.7 through 2.12.

Item 8.01 Other Events.

In connection with the by-law amendments described in Item 5.03 of this Current Report on Form 8-K, the Board of Directors, upon the recommendation of the Governance and Nominating Committee of the Board, adopted the following amendments to Cabot’s Corporate Governance Guidelines (the "Guidelines") on January 12, 2007:

 The Guidelines were amended to provide that the Board expects a director to tender his or her resignation if he or she fails to receive the required votes for re-election in accordance with Cabot’s by-laws. In addition, the Board shall nominate for election or re-election as directors only candidates who agree to tender, prior to the annual meeting at which they are elected or re-elected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they are nominated for re-election and (ii) board acceptance of such resignation. The Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the Guidelines.

 The Guidelines were also amended to provide that if an incumbent director fails to receive the required vote for re-election, the Governance and Nominating Committee will act promptly to determine whether to recommend acceptance of the director’s resignation and will submit such recommendation for prompt consideration by the Board. In addition, the Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Amendments to By-Laws
of
CABOT CORPORATION
Adopted January 12, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

January 19, 2007	By:	/s/ Brian A. Berube

Name: Brian A. Berube
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Amendments to Cabot Corporation By-laws adopted January 12, 2007